EXHIBIT 15

October 31, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our reports dated October 31, 2017, August 2, 2017 and May 3, 2017 on our reviews of interim financial information of Sonoco Products Company which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended October 1, 2017, July 2, 2017 and April 2, 2017 are incorporated by reference in this Registration Statement on Form S-8.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina